UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 2, 2016
(Date of earliest event reported)

TECH DATA CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-14625	59-1578329
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

5350 Tech Data Drive
Clearwater, Florida, 33760
(Address of principal executive offices)

727-539-7429
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
Second Amended and Restated Revolving Credit Agreement
As previously reported, on September 19, 2016, Tech Data Corporation (the “Company”) entered into an interest purchase agreement (the “Acquisition Agreement”) with Avnet, Inc. (“Avnet”) to acquire (the “Acquisition”) all the shares of AVT Technology Solutions LLC and another company formed by Avnet, which will hold all assets and liabilities primarily relating to Avnet’s technology solutions business (the “Acquired Business”). Additional details regarding the proposed Acquisition are found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 19, 2016.
In connection with the Acquisition, on November 2, 2016, the Company entered into a Second Amended and Restated Revolving Credit Agreement (the “Revolving Credit Agreement”) among the Company, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto, which replaces the Company’s Amended and Restated Credit Agreement entered into on November 5, 2015 (the “Existing Revolving Credit Agreement”) among the Company, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the lenders party thereto. On November 2, 2016 pursuant to the terms of the Existing Revolving Credit Agreement, the Company repaid in full the outstanding amounts under the Existing Revolving Credit Agreement without any early termination penalty or prepayment premium. The Revolving Credit Agreement, among other things, i) provides a $1.0 billion revolving credit facility with a maturity date of November 2, 2021, ii) provides for an interest rate on borrowings, facility fees and letter of credit fees based on the Company’s non-credit enhanced senior unsecured debt rating as determined by Standard & Poor’s Rating Service and Moody’s Investor Service, and iii) may be increased up to $1.25 billion, subject to certain conditions. The Revolving Credit Agreement includes various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers, including a maximum total leverage ratio and minimum interest coverage. The interest rate on the Revolving Credit Agreement is based on LIBOR (or similar interbank offered rates depending on currency draw) plus a predetermined margin that is based on the Company’s debt rating. The obligations of the Company under the Revolving Credit Agreement are guaranteed by the Company’s significant domestic subsidiaries, subject to certain exceptions.
In the ordinary course of their respective businesses, some of the agents and lenders under the Existing Revolving Credit Agreement and the Revolving Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The foregoing description of the Revolving Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Revolving Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.
Term Loan Credit Agreement
In connection with the Acquisition, on November 2, 2016, the Company entered into a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) among the Company, Bank of America, N.A., as administrative agent, and each lender party thereto (the “Term Lenders”). Under the Term Loan Credit Agreement, the Term Lenders have committed to provide, subject to certain conditions, i) a tranche of senior unsecured term loans in an original aggregate principal amount of $250 million and maturing three years after the funding date thereunder (the “Three Year Tranche”) and ii) a tranche of senior unsecured term loans in an original aggregate principal amount of $750 million and maturing five years after the funding date thereunder (the “Five Year Tranche”). The interest rate on the loans outstanding under the Term Loan Credit Agreement is based on the Company’s non-credit enhanced senior unsecured debt rating as determined by Standard & Poor’s Rating Service and Moody’s Investor Service. The interest rate on the Term Loan Credit Agreement is based on LIBOR (or similar interbank offered rates depending on currency draw) plus a predetermined margin that is based on the Company’s debt rating. The obligations of the Company under the Term Loan Agreement are guaranteed by the Company’s significant domestic subsidiaries, subject to certain exceptions. The proceeds of borrowings under the Term Loan Credit Agreement are to be used to finance, in part, the cash component of the Acquisition and certain fees and expenses incurred in connection with the Acquisition.

The outstanding principal amount of the Three Year Tranche is payable on the third anniversary of the Closing Date. The outstanding principal amount of the Five Year Tranche is payable in equal quarterly installments of i) for the first three years after the Closing Date, 5.0% per annum of the initial principal amount of the Five Year Tranche and ii) for the fourth and fifth years after the Closing Date, 10.0% per annum of the initial principal amount of the Five Year Tranche, with the remaining balance payable on the fifth anniversary of the Closing Date.
The Term Loan Credit Agreement contains various covenants, limitations and events of default customary for similar facilities for similarly rated borrowers, including a maximum total leverage ratio and minimum interest coverage (applicable starting after the closing date of the Acquisition (the “Closing Date”)).
The Company will pay a nonrefundable ticking fee on the undrawn portion of the commitments in effect from and including the date of execution of the Term Loan Credit Agreement or, if later, November 18, 2016 to but excluding the date that is the earlier of the termination or expiration of the commitments under the Term Loan Credit Agreement and the Closing Date, based on the Company’s non-credit enhanced senior unsecured debt rating as determined by Standard & Poor’s Rating Service and Moody’s Investor Service.
The funding of the loans under the Term Loan Credit Agreement on the Closing Date is subject to the conditions set forth therein. The commitments under the Term Loan Credit Agreement will terminate on the earliest of i) the funding of loans under the Term Loan Credit Agreement on the Closing Date in accordance with the Term Loan Credit Agreement, ii) the Termination Date (as defined in the Acquisition Agreement), iii) the closing of the Acquisition without the funding of loans under the Term Loan Credit Agreement, iv) the date the Acquisition Agreement is terminated by the Company or its affiliates or expires and v) the public announcement by the Company or its affiliates of the abandonment of the Acquisition.
In the ordinary course of their respective businesses, some of the agents and lenders under the Term Loan Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, advisory or other financial services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.
The foregoing description of the Term Loan Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the text of the Term Loan Credit Agreement, which is attached as Exhibit 10.2 hereto and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.
The information set forth in Item 1.01 above is incorporated into this Item 1.02 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1
Second Amended and Restated Revolving Credit Agreement, dated as of November 2, 2016, among the Company, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and each lender party thereto

10.2	Term Loan Credit Agreement, dated as of November 2, 2016, among the Company, Bank of America, N.A., as administrative agent, and each lender party thereto

Cautionary Note Concerning Forward‑Looking Statements
The foregoing descriptions may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, including statements regarding the Company’s plans, objectives, expectations and intentions relating to the funding of loans under the Term Loan Credit Agreement and the closing of the proposed Acquisition, involve a number of risks and uncertainties. These forward-looking statements are based on current expectations, estimates, forecasts, and projections about the proposed Acquisition and the operating environment, economies and markets in which the Company and the Acquired Business operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. In addition, any statements that include characterizations of future events or circumstances, are forward-looking statements. These forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements.
Actual results or events could differ materially from those contemplated in the forward-looking statements as a result of risks and uncertainties relating to our existing business (information regarding which is available as described in the following paragraph) and the proposed Acquisition and financing thereof, including the possibility that certain assumptions with respect to the Acquired Business or the proposed Acquisition could prove to be inaccurate, and the potential failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the proposed Acquisition.
For additional information with respect to risks and other factors which could occur, see the Company’s Annual Report on Form 10-K for the year ended January 31, 2016, including Part I, Item 1A, “Risk Factors” therein, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the Securities and Exchange Commission (the “SEC”) that are available at the SEC’s website at www.sec.gov and other securities regulators. Readers are cautioned not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Many of these factors are beyond the Company’s control. Unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Company undertakes no duty to update any forward-looking statements contained herein to reflect actual results or changes in the Company’s expectations.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tech Data Corporation
(Registrant)

Date: November 4, 2016	/s / Charles V. Dannewitz
Charles V. Dannewitz
Executive Vice President, &
Chief Financial Officer

Index of Exhibits

EXHIBIT NO.	DESCRIPTION

10.1
Second Amended and Restated Revolving Credit Agreement, dated as of November 2, 2016, among the Company, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and each lender party thereto

10.2	Term Loan Credit Agreement, dated as of November 2, 2016, among the Company, Bank of America, N.A., as administrative agent, and each lender party thereto